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                                                                   EXHIBIT 23.2


             CONSENT OF INDEPENDENT CONSULTANT PETROLEUM ENGINEERS


     We consent to the incorporation by reference in the registration statements of Inland Resources Inc. on Form S-8 (File No. 33-41662), Form S-8 (File No. 33-84640), Form S-8 (File No. 333-27449) and Form S-3 (File No. 33-84766) of our
estimated proved reserves reviews, dated January 27, 1997 and March 3, 1998, respectively, relating to the estimated oil and gas reserves and future net income attributable to certain oil and gas interests of Inland Resources Inc. as of January 1, 1997, and January 1, 1998, respectively, which estimated proved reserves reviews are included in this Annual Report on Form 10-KSB.




                                    /s/ Ryder Scott Company Petroleum Engineers
                                    RYDER SCOTT COMPANY
                                    PETROLEUM ENGINEERS
                                    Denver, Colorado
                                    March 27, 1998